Exhibit 99.1

TIO TECH A

BALANCE SHEET

APRIL 12, 2021

	April 12, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Cash	$3,086,900	$(900,000	)(b)	$2,186,900
Prepaid expenses	474,334	—		474,334

Total current assets	3,561,234	(900,000)		2,661,234
Cash held in trust account	300,000,000	45,000,000	(a)	345,000,000

Total Assets	$303,561,234	$44,100,000		$347,661,234

Liabilities and Shareholders’ Equity
Accrued offering costs and expenses	863,157	—		863,157
Due to related party	99,890	—		99,890

Total Current Liabilities	963,047	—		963,047
Warrant Liability	21,986,605	—		21,986,605
Deferred underwriters’ discount	7,875,000	1,575,000	(c)	9,450,000

	30,824,652	1,575,000		32,399,652

Commitments
Class A ordinary shares subject to possible redemption, 26,773,658 and 31,026,158 shares at redemption value, respectively	267,736,580	42,525,000	(d)	310,261,580

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,226,342 and 3,473,842 shares issued and outstanding (excluding 26,773,658 and 31,026,158 shares subject to possible redemption, respectively)	323	450	(a)	347
		(426	)(d)
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 and 8,625,000 shares issued and outstanding, respectively	863			863
Additional paid-in capital	5,017,286	44,999,550	(a)	5,017,262
		(900,000	)(b)
		(1,575,000	)(c)
		(42,524,574	)(d)
Accumulated deficit	(18,470)	—		(18,470)

Total Shareholders’ Equity	5,000,002	—		5,000,002

Total Liabilities and Shareholders’ Equity	$303,561,234	$44,100,000		$347,661,234

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited pro forma balance sheet presents the balance sheet of Tio Tech A (the “Company”) as of April 12, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on April 16, 2021, as described below.

On April 12, 2021, the Company consummated its initial public offering (the “IPO”) of 30,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share and one-third of one redeemable warrant to purchase one Class A ordinary share. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $300,000,000. The Company granted the underwriter in the IPO (the “Underwriter”) a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments, if any. On April 15, 2021, the Underwriters fully exercised the over-allotment option and purchased an additional 4,500,000 Over-Allotment Units, which purchase settled on April 16, 2021, generating an aggregate of gross proceeds of $45,000,000 and incurring $900,000 in cash underwriting fees.

Upon closing of the IPO and the sale of the Over-Allotment Units, a total of $345,000,000 ($10.00 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$45,000,000
	Class A ordinary shares		$450
	Additional paid-in capital		$44,999,550
	To record sale of 4,500,000 Overallotment Units at $10.00 per Unit

(b)	Additional paid-in capital	$900,000
	Cash		$900,000
	To record payment of cash underwriting fee

(c)	Additional paid-in capital	$1,575,000
	Deferred underwriters’ discount		$1,575,000
	To record additional Deferred underwriters’ fee arising from the sale of Overallotment Units

(d)	Class A ordinary shares	$426
	Additional paid-in capital	$42,524,574
	Class A ordinary shares subject to possible redemption		$42,525,000
	To record Class A ordinary shares out of permanent equity into mezzanine redeemable shares